UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2018 (November 20, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On November 20, 2018, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Partnership, Rivercrest Capital Partners LP, a Delaware limited partnership (“Rivercrest Capital”), Kimbell Art Foundation, a Texas non-profit corporation (the “Foundation”), Cupola Royalty Direct, LLC, a Delaware limited liability company (“Cupola” and, together with Rivercrest Capital and the Foundation, the “Asset Sellers”), Rivercrest Royalties Holdings II, LLC, a Delaware limited liability company (the “Equity Seller” and, together with the Asset Sellers, the “Sellers”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco” and, together with the Partnership, the “Buyer Parties”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Dropdown.”

Pursuant to the terms of the Purchase Agreement, the Buyer Parties have agreed to acquire (i) certain overriding royalty, royalty and other mineral interests from the Asset Sellers and (ii) all of the limited liability company interests of a subsidiary of the Equity Seller for aggregate consideration at closing composed of 6,500,000 common units representing limited liability company interests in Opco (“Opco Common Units”) and an equal number of Class B units representing limited partner interests in the Partnership (“Class B Units”). The Opco Common Units and the Class B Units will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. The Opco Common Units, together with the Class B Units, are exchangeable for an equal number of common units representing limited partner interests in the Partnership (the “Common Units”). The consideration for the Dropdown is subject to certain adjustments as set forth in the Purchase Agreement, some of which will be made in cash and others of which will be made by increasing or decreasing the number of units that will be issued.

Completion of the Dropdown is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement. The Dropdown is expected to close in the fourth quarter of 2018, with an effective date of October 1, 2018.

The Buyer Parties and the Sellers each made certain representations, warranties and covenants in the Purchase Agreement, including to conduct their respective businesses in the ordinary course during the period between the execution of the Purchase Agreement and the closing, subject to certain exceptions. The Buyer Parties, on the one hand, and the Sellers, on the other hand, agreed to indemnify each other and their respective officers, directors, employees, consultants, advisors, representatives and agents against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

The Purchase Agreement provides that, during the period from the date of the signing of the Purchase Agreement until the closing or termination of the Dropdown, the Sellers will be subject to certain restrictions on their ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals. In addition, pursuant to the terms of the Purchase Agreement, the Sellers have agreed, effective as of the closing of the Dropdown and subject to certain exceptions, not to dispose of the Opco Common Units for a period of 120 days following the closing. Pursuant to the Purchase Agreement, the Partnership has agreed to certain registration rights in favor of the Sellers, which are set forth in the Registration Rights Agreement (as defined below).

The Buyer Parties may terminate the Purchase Agreement if any Seller commits certain breaches of its representations and warranties or fails to perform its covenants and agreements, subject to certain exceptions, or if a governmental authority has issued a final, non-appealable order prohibiting the consummation of the Dropdown. Similarly, a group comprising at least three of the Sellers may terminate the Purchase Agreement if the Buyer Parties commit certain breaches of their representations and warranties or fail to perform their covenants and agreements, subject to certain exceptions, or if a governmental authority has issued a final, non-appealable order prohibiting the consummation of the Dropdown. Furthermore, the Purchase Agreement may be terminated if the Dropdown has not been consummated by January 31, 2019.

Certain officers and/or managers of the Sellers also serve as officers and/or directors of the Partnership and its subsidiaries. In addition, certain of the Sellers are direct or beneficial owners of limited partner interests in the Partnership.

The terms of the Dropdown were approved by the board of directors (the “Board”) of Kimbell Royalty Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership, and by the conflicts committee (the “Conflicts Committee”) of the Board, which consists entirely of independent directors. The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in its evaluation and negotiation of the Dropdown.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Purchase Agreement is filed herewith to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the parties to the Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, upon the closing of the Dropdown, the Partnership will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which, among other things, the Partnership will (i) prepare a shelf registration statement or an amendment to its existing shelf registration statement, in either event, with respect to the resale of the Common Units issued or issuable upon the conversion of the Opco Common Units and a corresponding number of Class B Units issued in connection with the Dropdown (the “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions (the “Shelf Registration Statement”), file the Shelf Registration Statement with the Securities and Exchange Commission within 30 days of the execution of the Registration Rights Agreement and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event within 180 days of the execution of the Registration Rights Agreement, and (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement while the Sellers and each of their transferees that hold Registrable Securities are in possession of Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Registration Rights Agreement, which is filed as Exhibit I to the Purchase Agreement and is incorporated by reference into this Item 1.01.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under the caption “Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Opco Common Units and Class B Units under the Purchase Agreement, together with any Common Units that are issued upon an exchange election by such holders in the future, will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1

Purchase and Sale Agreement, dated as of November 20, 2018, by and among Rivercrest Capital Partners LP, Kimbell Art Foundation, Cupola Royalty Direct, LLC, Rivercrest Royalties Holdings II, LLC, Kimbell Royalty Partners, LP and Kimbell Royalty Operating, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,
its general partner

By:	/s/ Robert D. Ravnaas
Robert D. Ravnaas
Chief Executive Officer

Date: November 21, 2018